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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



            We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Coram Healthcare Corporation for the registration of 184,444 shares of its common stock and to the incorporation by reference therein of our report dated March 31, 1996, with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in Amendment No. 2 to the Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                  /s/      ERNST & YOUNG LLP

    Denver, Colorado

    November 7, 1996